UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 18, 2026
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

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___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2026, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Okta, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Okta, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”). The Company’s Board of Directors (the “Board”) previously approved the Amendment, which became effective immediately following stockholder approval. The key features of the Amendment, as approved, include:
•removal of the termination date, such that the 2017 Equity Incentive Plan will continue until terminated by the Board;
•removal of the existing “evergreen” provision that provided for automatic annual increases to the shares of Class A common stock reserved for issuance; and
•removal of liberal share recycling for stock options and stock appreciation rights.
Descriptions of the Amendment and the terms of the 2017 Equity Incentive Plan are described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 7, 2026 (the “2026 Proxy Statement”), under the heading “Proposal Four: Approval of an Amendment to our 2017 Equity Incentive Plan.” Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the 2017 Equity Incentive Plan, as amended, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 18, 2026, the Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described in more detail in the 2026 Proxy Statement. Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on April 22, 2026 (the “Record Date”), and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. Present at the Annual Meeting in person or by proxy were holders of 155,394,333 shares of Class A Common Stock and Class B Common Stock, together representing a total of 224,434,332 votes, constituting a quorum. The final results with respect to each such proposal are set forth below:
Proposal 1 — Election of Directors.
The stockholders elected each of the two persons named below as Class III directors, to serve on the Board until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

Director Nominee	For	Withheld	Broker Non-Votes
Anthony Bates	189,401,386	14,712,063	20,320,883
David Schellhase	197,790,448	6,323,001	20,320,883
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027. The results of such vote were:

For	Against	Abstain
222,282,460	1,836,402	315,470
Proposal 3 — Advisory Non-Binding Vote on Compensation of Named Executive Officers.
The stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the 2026 Proxy Statement. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
154,747,380	49,257,140	108,929	20,320,883
Proposal 4 — Vote to Approve an Amendment to the Company's 2017 Equity Incentive Plan.
The stockholders approved an amendment to the 2017 Equity Incentive Plan. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
144,073,135	59,915,901	124,413	20,320,883

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Okta, Inc. 2017 Equity Incentive Plan, as amended.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of June 2026.

Okta, Inc.

By:	/s/ Larissa Schwartz
Name:	Larissa Schwartz
Title:	Chief Legal Officer and Corporate Secretary